Exhibit 10.6

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Pledge Agreement”) is entered into as of SEPTEMBER 19, 2013, by and between PATRICK BERTAGNA, an individual with an address at 117 West 9th Street, Los Angeles, California 90015 (“Pledgor”), GTX CORP. (“Company”), and 112359 FACTOR FUND, LLC (“Secured Party”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in that certain Security Agreement entered into on even date herewith by and between Company and Secured Party.

WHEREAS, Secured Party is the holder of those certain secured convertible debentures issued by the Company on even date herewith (the “Obligations”);

WHEREAS, the Secured Party has extended financial accommodations to the Company and Pledgor, pursuant to the Obligations and otherwise, Pledgor will directly benefit from such financial accommodations, and Pledgor acknowledges that without this Pledge Agreement, the Secured Party would not be willing to purchase the Obligations from the Company and enter into the other transaction documents in connection therewith (together with the Obligations, the “Transaction Documents”); and,

WHEREAS, Pledgor desires to provide and the Secured Party desires to accept the pledge of assets by Pledgor on the terms and conditions seet forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Pledge

To secure the due and punctual payment and performance of Company’s obligations under the Obligations, Pledgor hereby pledges, hypothecates, assigns, transfers and delivers unto the Secured Party, and hereby grants to the Secured Party a security interest in the following:

(a)                 the shares of stock listed in Exhibit A attached hereto (the “Pledged Securities”) and the certificates representing or evidencing the Pledged Securities, and all cash, securities, interest, dividends, rights and other property at any time and form time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

(b)                 all other property hereafter delivered to the Secured Party in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(c)                 all proceeds of all of the foregoing (all such Pledged Securities, additional shares, certificates, instruments, cash, securities, interest, dividends, rights and other property being collectively called the “Collateral”);

to have and to hold such Collateral, together with all rights, titles, interests, privileges and preferences pertaining or incident thereto, unto the Secured Party, its successors and assigns, subject, however, to the terms and conditions hereafter set forth.

2.                   Representations and Warranties

The Pledgor and the Company represent and warrant as follows:

(a)                 The Pledgor owns all of the Pledged Securities, free and clear of any liens, encumbrance, charge or security interest of any nature whatsoever, other than the security interest granted hereunder.

(b)                 All shares of stock included in the Pledged Securities are duly authorized and validly issued, fully paid, non-assessable and subject to no options to purchase or similar rights of any person or entity.

(c)                 Pledgor and Company are not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

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(d)                 This Pledge Agreement has been duly executed and delivered by the Pledgor and the Company and constitutes a valid and binding obligation of each of the Pledgor and the Company.

(e)                 Upon delivery of the Pledged Securities to the Secured Party hereunder, the Secured Party will have valid and perfected security interests in the Collateral subject to no prior lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Pledge Agreement, or necessary for the validity or enforceability hereof or for the perfection of the security interest granted herein. The execution, delivery performance and enforcement of this Pledge Agreement does not and will not contravene, or constitute a default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order decree or other instrument binding upon the Company or result in the creation or imposition of any lien (other than the security interests granted herein) upon any asset of the Company.

3. Delivery of Pledged Securities

(a) Pledgor shall deliver the Pledged Securities at the Closing to the Secured Party or an entity agreed by Secured Party and Pledgor under the Transaction Documents shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to Secured Party.

(b) The Secured Party hereby agrees that it shall not in any way pledge, hypothecate, sell, assign, or in any way transfer the Pledged Securities until and unless an event of default occurs under the Transaction Documents.

4. Filing; Further Assurances

The Pledgor and the Company will, at Secured Party’s expense and in such manner and form as the Secured Party may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may reasonably be necessary or desirable, or that the Secured Party may reasonably request, in order to create, preserve, perfect or validate any security interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Company hereby authorizes the Secured Party to execute and file, in the name of the Company or otherwise, Uniform Commercial Code financing statements which the Secured Party in its sole discretion may deem necessary or appropriate to further perfect the security interest granted herein.

5.                   Default

A default of this Agreement shall occur upon the breach of any provision hereof or upon the occurrence of any Default Event under the Obligations. Upon the occurrence of a default, the Secured Party may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in New Jersey or otherwise available to it, including, but not limited to, sale, assignment or other disposal of any or all of the Pledged Securities in exchange for cash or credit. Except during the continuance of any Default Event, Pledgor may exercise any and all voting and other consensual rights pertaining to all Pledged Securities. The Secured Party agrees its rights hereunder shall be limited to the extent that its rights to acquire ownership of any Pledged Securities shall be limited to the extent that such acquisition would result in the Secured Party, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Company Common Stock, subject to the Secured Party’s right to waive this limit with 65 days notice.

6. Termination; Return of Pledged Securities

Upon the repayment in full of all obligations under the Obligations, this Pledge Agreement shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Secured Party will execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination or the release of the Collateral. Notwithstanding the foregoing, the Pledged Securities shall be released according the following schedule: 50% of the Pledged Securities shall be released upon repayment by the Company of 50% of the amounts due under the First Debenture and the Third Debenture; 25% of the Pledged Securities shall be released upon repayment by the Company of 75% of the amounts due under the First Debenture and the Third Debenture, and the remainder of the Pledged Securities shall be released upon full repayment of the First Debenture and the Third Debenture.

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7.                   Notices

Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

8.                   General Provisions

(a)                 Entire Agreement; Modifications; Waiver. This Pledge Agreement and the balance of the Transaction Documents constitute the entire agreement between the parties pertaining to the subject matter contained in it, except for any other agreements referenced herein. This Pledge Agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this Pledge Agreement), representations, and understandings of the parties. No supplement, modification, or amendment of this Pledge Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Pledge Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

(b)                 Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments. Facsimile execution shall be deemed originals.

(c)                 Severability. Each term, covenant, condition or provision of this Pledge Agreement shall be viewed as separated and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

(d)                 Necessary Acts. Each party to this Pledge Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this

(e)                 Stop Transfer Order. In the event that any type of stop transfer order is given to the Company’s transfer agent regarding the Pledged Securities and, as a result thereof, Secured Party is unable to sell any portion of the Pledged Securities, the parties acknowledge that Secured Party will incur substantial damages as a result thereof, and the Company agrees to pay liquidated damages to Secured Party in an amount equal to the then-current outstanding balance due to Secured Party under the Obligations at the time of any such stop transfer order. Any such liquidated damages shall be in addition to all other obligations of the Company and the Pledgor under the Transaction Documents.

(f)                  Time of Essence. Time is of the essence in the performance of all obligations under this Pledge Agreement.

(g)                 Governing Law. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Bergen County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Bergen County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

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IN WITNESS WHEREOF the parties have executed this Pledge Agreement effective as of the day and year first above written.

SECURED PARTY:
112359 FACTOR FUND, LLC

By: /s/ Mary Carroll
Name: Mary Carroll
Title: Manager

GTX CORP.

By: /s/ Patrick Bertagna
Name: Patrick Bertagna
Title: Chief Executive Officer

PATRICK BERTAGNA

By: /s/ Patrick Bertagna
Patrick Bertagna

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EXHIBIT A

THE PLEDGED SECURITIES

1.	2,500 shares of Company common stock issued on 12/9/2008 (certificate number: 522 ).
2.	175,000 shares of Company common stock issued on 2/27/2009 (certificate number: 549 ).
3.	297,628 shares of Company common stock issued on 2/18/2010 (certificate number: 629 ).
4.	400,000 shares of Company common stock issued on 2/18/2010 (certificate number: 630 ).
5.	400,000 shares of Company common stock issued on 2/18/2010 (certificate number: 631 ).
6.	400,000 shares of Company common stock issued on 2/18/2010 (certificate number: 632 ).
7.	400,000 shares of Company common stock issued on 2/18/2010 (certificate number: 633 ).
8.	400,000 shares of Company common stock issued on 2/18/2010 (certificate number: 634 ).
9.	150,000 shares of Company common stock issued on 3/24/2010 (certificate number: 641 ).
10.	250,000 shares of Company common stock issued on 7/15/2010 (certificate number: 674 ).
11.	250,000 shares of Company common stock issued on 1/25/2011 (certificate number: 705 ).
12.	509,000 shares of Company common stock issued on 4/1/2011 (certificate number: 727 ).
13.	1,200,000 shares of Company common stock issued on 6/22/2011 (certificate number: 754 ).
14.	15,000 shares of Company common stock issued on 12/23/2011 (certificate number: 798 ).
15.	931,250 shares of Company common stock issued on 4/10/2012 (certificate number: 832 ).
16.	200,000 shares of Company common stock issued on 6/22/2012 (certificate number: 849 ).
17.	1,000,000 shares of Company common stock issued on 10/02/2012 (certificate number: 862 ).
18.	200,000 shares of Company common stock issued on 2/11/2013 (certificate number: 874 ).
19.	500,000 shares of Company common stock issued on 3/28/2013 (certificate number: 884 ).
20.	250,000 shares of Company common stock issued on 4/16/2013 (certificate number: 894 ).
21.	5,250,000 shares of Company common stock issued on 9/17/2013 (certificate number: 906 ).

13,180,378 total Pledged Securities